UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2010
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year
At the Flagstar Bancorp, Inc.’s (the “Company”) Special Meeting of Stockholders (the “Special Meeting”) on December 21, 2010, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized shares of common stock from 300,000,000 to 700,000,000. The Articles, as amended, are attached as Exhibit 3.1.
Item 5.07. Submission of Matters to a Vote of Security Holders
The Company held the Special Meeting on December 21, 2010. A total of 256,928,330 shares of common stock were represented in person or by proxy, or 95.4% of the total common stock outstanding on November 12, 2010, the record date. The results of the proposal to approve an amendment to the Articles increasing the number of authorized shares of common stock from 300,000,000 to 700,000,000 were as follows:

For	Against	Abstain

249,978,509	6,774,243	194,590
Item 7.01. Regulation FD Disclosure
On December 21, 2010, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits
     (c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of the Company, as amended.

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: December 22, 2010	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer